Exhibit 99.1

Freescale Announces Commencement of Consent Solicitations Relating to Certain Outstanding Notes

AUSTIN, Texas--(BUSINESS WIRE)--March 23, 2015--Freescale Semiconductor, Ltd. (NYSE: FSL) ("Freescale") announced today that Freescale Semiconductor, Inc., its wholly owned indirect subsidiary (the "Issuer"), will solicit consents from noteholders of the Issuer’s dollar denominated 5.000% senior secured notes due 2021 (the “2021 Notes”) (Regulation S Notes: CUSIP U31395AM5 and ISIN USU31395AM54/ Rule 144A Notes: CUSIP 35687MAY3 ISIN US35687MAY30) and the Issuer’s dollar denominated 6.000% senior secured notes due 2022 (the “2022 Notes”) (Regulation S Notes: CUSIP U31395AN3 ISIN USU31395AN38/ Rule 144A Notes: CUSIP 35687MAZ0 ISIN US35687MAZ05) (the 2021 Notes and the 2022 Notes together, the “Notes”) to approve amendments (the “Proposed Amendments”) to, and to waive (the “Proposed Waivers”) certain provisions of, the indentures governing the Notes.

The Issuer is undertaking the consent solicitations at the request and expense of NXP Semiconductors N.V. (NASDAQ: NXPI), (“NXP”) pursuant to the agreement and plan of merger by and among NXP, Nimble Acquisition Limited ("Sub"), and Freescale, pursuant to which Sub will merge with and into Freescale (the "Merger"), with Freescale surviving the Merger as a wholly owned subsidiary of NXP. The solicitations of consents are not a condition to the consummation of the Merger. If the required consents are not received by the consummation of the Merger, NXP and Freescale will implement the Merger using a different structure.

The adoption of the Proposed Amendments and the Proposed Waivers, with respect to each of the 2021 Notes and the 2022 Notes, requires the consents of the noteholders of at least two-thirds in principal amount of the then outstanding Notes of each series (voting separately). The solicitations of consents for the Proposed Waivers and Proposed Amendments with respect to each of the 2021 Notes and the 2022 Notes are independent of each other.

The Proposed Waivers will be effective and operative with respect to each of the 2021 Notes and the 2022 Notes once two-thirds of the noteholders of each series (voting separately) have submitted their consents with respect to the 2021 Notes and the 2022 Notes, respectively, and not validly withdrawn them prior to the Revocation Deadline (as such term is defined in the Consent Solicitation Statements (as defined below)). The Proposed Waivers would, among other things, waive the noteholders’ right to require the Issuer to repurchase such noteholder’s Notes as a result of the change of control resulting from the Merger.

The Proposed Amendments will be effective with respect to each of the 2021 Notes and the 2022 Notes once two-thirds of the noteholders of each series (voting separately) have submitted their consents with respect to the 2021 Notes and the 2022 Notes, respectively, and not validly withdrawn them prior to the Revocation Deadline, but will be operative only upon the successful conclusion of the Merger. The Proposed Amendments would (i) align the restricted group subject to the covenants in the indentures governing the Notes with the restricted group subject to the covenants in the indentures governing the existing NXP notes, and (ii) align certain other provisions of the indentures governing the Notes with the terms of the indentures governing the existing NXP notes, as described in the consent solicitation statements dated March 23, 2015 (the “Consent Solicitation Statements”). The effect of the Proposed Amendments, together with the guarantee to be provided by NXP if the Merger is consummated, would include Freescale becoming significantly less leveraged following the Merger than it currently is on a standalone basis and the Notes receiving the benefit of existing NXP collateral.

Upon the terms and subject to the conditions set forth in the Consent Solicitation Statements, NXP will make a cash payment of $5.00 per $1,000 in aggregate principal amount of dollar denominated Notes held by each noteholder who has validly delivered, and not validly revoked, a duly executed consent prior to 5:00 p.m., New York Time, on April 2, 2015 (as may be extended or earlier terminated, as described in the Consent Solicitation Statements). The cash payment will be made by NXP shortly prior to the consummation of the Merger. If the cash payment is not made by the time of consummation of the Merger, the Supplemental Indentures will terminate upon written notice to the applicable trustee for the Notes by any noteholder entitled to receive such cash payment.

If the Proposed Waivers and Proposed Amendments are approved by the noteholders representing two-thirds in principal amount of the 2021 Notes and the 2022 Notes, respectively, and a supplemental indenture is validly entered into with respect to the 2021 Notes and the 2022 Notes, respectively, such supplemental indenture would bind all noteholders of the respective Notes, including those that did not give their consent, but non-consenting noteholders would not receive the cash payment. Each Consent Solicitation is subject to the satisfaction of certain customary conditions.

This press release does not constitute a solicitation of consents. The consent solicitations are being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statements. The solicitations will expire at 5:00 p.m., New York Time, on April 2, 2015. The Issuer may, in its sole discretion, terminate, extend or amend any consent solicitation at any time, as described in the Consent Solicitation Statements.

Copies of the Consent Solicitation Statements and other related documents may be obtained from D.F. King & Co., Inc. at +1 (212) 269-5550, +1 (800) 499-8519 or fsl@dfking.com. Noteholders are urged to review the Consent Solicitation Statements for the detailed terms of the consent solicitation and the procedures for consenting to the Proposed Amendments and the Proposed Waivers. Any persons with questions regarding the consent solicitations should contact the Lead Solicitation Agent, Credit Suisse Securities (USA) LLC, at +1 (800) 820-1653 (U.S. toll free) or +1 (212) 325-2476 (U.S. Collect).

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. No recommendation is being made as to whether noteholders should consent to the Proposed Amendments or the Proposed Waivers. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

EACH NOTEHOLDER THAT DELIVERS A CONSENT PURSUANT TO THE CONSENT SOLICITATIONS WILL BE REQUESTED TO REPRESENT AND WARRANT THAT (I) IT IS EITHER (A) NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) NOR ACTING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS NOT A PERSON RESIDENT OR LOCATED IN THE UNITED STATES, OR (B) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND (II) IT IS A PERSON THAT QUALIFIES UNDER ARTICLE 3(2) OF THE DIRECTIVE 2003/71/EC.

If you are unable to give any of the representations and warranties described above, please contact the Lead Solicitation Agent.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to information concerning the effect of the Proposed Waivers and Proposed Amendments, and the Merger on the Notes or on Freescale or NXP after the Merger and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include market conditions, customary closing conditions and such other risk factors as may be discussed in Freescale Semiconductor, Ltd.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this press release.

About Freescale Semiconductor

Freescale Semiconductor (NYSE:FSL) enables secure, embedded processing solutions for the Internet of Tomorrow. Freescale’s solutions drive a more innovative and connected world, simplifying our lives and making us safer. While serving the world’s largest companies, Freescale is also committed to supporting science, technology, engineering and math (STEM) education, enabling the next generation of innovators. www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc., Reg. U.S. Pat. & Tm Off. All other product or service names are the property of their respective owners. © 2015 Freescale Semiconductor, Inc.

CONTACT:
Freescale Semiconductor, Ltd.
Investor Contact:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media Contact:
Jacey Zuniga, 512-895-7398
jacey.zuniga@freescale.com